      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 9, 2000

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                         JOHN DEERE CAPITAL CORPORATION
             (Exact name of Registrant as specified in its charter)
                         ------------------------------

                  DELAWARE                                                       36-2386361
       (State or other jurisdiction of                                        (I.R.S. Employer
       incorporation or organization)                                        Identification No.)

                              1 EAST FIRST STREET
                                   SUITE 600
                               RENO, NEVADA 89501
                                  775/786-5527
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               MICHAEL A. HARRING
                                DEERE & COMPANY
                              ONE JOHN DEERE PLACE
                          MOLINE, ILLINOIS 61265-8098
                                  309/765-4675
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

              JONATHAN JEWETT                             HOWARD G. GODWIN
              LISA L. JACOBS                             EDWARD F. PETROSKY
            Shearman & Sterling                           Brown & Wood LLP
           599 Lexington Avenue                        One World Trade Center
         New York, New York 10022                     New York, New York 10048

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.
                         ------------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities being offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
           TITLE OF EACH CLASS OF                 AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING      REGISTRATION
         SECURITIES TO BE REGISTERED               REGISTERED             UNIT(1)             PRICE(1)                FEE
Debt securities(2), warrants to purchase debt
  securities and preferred stock(3)..........    $2,500,000,000            100%            $2,500,000,000          $660,000

(1) Estimated for the purpose of computing the registration fee.

(2) Or, in the event of the issuance of original issue discount securities, such higher principal amount as may be sold for an initial public offering price of up to $2,500,000,000.

(3) Such indeterminate number of shares of Preferred Stock as may, from time to time, be issued at indeterminate prices, including Preferred Stock issuable upon conversion into or exchange of securities of the Company.

    Pursuant to rule 429 under the securities act of 1933, the prospectus included in this registration statement is a combined prospectus relating also to $950,000,000 of securities previously registered under registration statement no. 333-68355 previously filed by the registrant on Form S-3 and declared effective on December 18, 1998. This registration statement, which is a new registration statement, also constitutes post-effective amendment no. 1 to registration statement no. 333-68355, and such post-effective amendment no. 1 shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with section 8(c) of the securities act of 1933.

    The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             SUBJECT TO COMPLETION,
INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                               DATED JUNE 9, 2000

JOHN DEERE CAPITAL CORPORATION
-------------------------------

By this prospectus, we offer up to
$3,450,000,000 of--

DEBT SECURITIES
WARRANTS TO PURCHASE DEBT SECURITIES
PREFERRED STOCK

                       ---------------------------------

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.

                Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                ------------------------------------------------

                                  [LOGO]

               The date of this Prospectus is              , 2000

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Certain of our debt securities are listed on the New York Stock Exchange and information about us also is available there.

    The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 by us (i) after the date of the filing of this registration statement and prior to its effectiveness and (ii) until our offering of securities has been completed. This prospectus is part of a registration statement filed with the SEC.

    - Annual Report on Form 10-K for the year ended October 31, 1999.

    - Quarterly Reports on Form 10-Q for the quarters ended January 31, 2000 and April 30, 2000.

    - Current Reports on Form 8-K dated November 23, 1999, February 15, 2000 and May 16, 2000.

    You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address:

    John Deere Capital Corporation
    1 East First Street, Suite 600
    Reno, Nevada 89501
    Attn: Manager
    (775) 786-5527

    You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell or to buy only the securities referred to herein, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date hereof.

                            THE CAPITAL CORPORATION

    The principal business of John Deere Capital Corporation (Capital Corporation) and our subsidiaries is providing and administering financing for retail purchases of new and used equipment manufactured by Deere & Company's agricultural, construction, and commercial and consumer equipment divisions. The Capital Corporation purchases retail installment sales and loan contracts (retail notes) from Deere & Company and its wholly-owned subsidiaries (collectively called John Deere). John Deere acquires these retail notes through John Deere retail dealers. The Capital Corporation also purchases and finances certain agricultural, construction, commercial and lawn and grounds care retail notes unrelated to John Deere. In addition, the Capital Corporation purchases and finances recreational product retail notes acquired from dealers. The Capital Corporation also leases equipment to retail customers, finances and services revolving charge accounts acquired from and offered through merchants or leading farm input providers in the agricultural, construction and lawn and grounds care markets as well as insured international export financing products, and provides wholesale financing for inventories of recreational vehicles, yachts, John Deere engines, and John Deere agricultural and John Deere construction equipment owned by dealers of those products.

    The Capital Corporation was incorporated under the laws of Delaware and commenced operations in 1958. At January 1, 2000, the Capital Corporation had 1,307 full-time and part-time employees.

BUSINESS OF JOHN DEERE

    John Deere's operations are categorized into four major business segments:

    John Deere's worldwide AGRICULTURAL EQUIPMENT segment manufactures and distributes a full line of farm equipment--including tractors; combine, cotton, and sugarcane harvesters; tillage, seeding and soil preparation machinery; sprayers; hay and forage equipment; materials handling equipment; and integrated precision farming technology.

    John Deere's worldwide CONSTRUCTION EQUIPMENT segment manufactures and distributes a broad range of machines used in construction, earthmoving and forestry--including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; scrapers; motor graders; log skidders; and forestry harvesters.

    John Deere's worldwide COMMERCIAL AND CONSUMER EQUIPMENT segment manufactures and distributes equipment for commercial and residential uses--including small tractors for lawn, garden, commercial and utility purposes; riding and walk-behind mowers; golf course equipment; snowblowers; handheld products such as chain saws, string trimmers and leaf blowers; skid-steer loaders; utility vehicles; and other outdoor power products.

    The products produced by the equipment segments are marketed primarily through independent retail dealer networks and major retail outlets.

    The CREDIT segment primarily includes the operations of the Capital Corporation, John Deere Credit Company and John Deere Credit Inc. (Canada), and primarily finances sales and leases by John Deere dealers of new and used equipment and sales by non-Deere dealers of recreational products. In addition, it provides wholesale financing to dealers of the foregoing equipment and finances retail and commercial revolving charge accounts.

    In response to a recent accounting pronouncement, John Deere's segments were redefined in 1999 to coincide with its internal organizational structure, the way the operations are managed and evaluated by management and materiality considerations. The manufacture and distribution of engines and drivetrain components for the original equipment manufacturer market, previously aggregated with the construction equipment segment, are now allocated to all three major equipment segments. In addition, the operations of certain units involved in the development and marketing of special technologies, which were previously aggregated with the agricultural equipment and the commercial and consumer equipment segments, have been aggregated and included with the health care and insurance operations in the "Other" category, as they do not meet the materiality threshold included in the new accounting standard. The insurance operations were sold in 1999.

                                USE OF PROCEEDS

    Except as may be described otherwise in a prospectus supplement, we will add the net proceeds from the sale of the securities under this prospectus to our general funds and will use them for working capital and other general corporate purposes, and will be available for, among other things, the purchase of receivables or other assets. The proceeds may be applied initially to the reduction of short-term indebtedness.

                                   PROSPECTUS

    This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell any combination of the following securities in one or more offerings up to a total dollar amount of $3,450,000,000, or the equivalent thereof if any of the securities are denominated in a currency, currency unit or composite currency ("currency") other than the U.S. dollar:

    - unsecured debt securities ("debt securities"), which may be either senior (the "senior securities") or subordinated (the "subordinated securities");

    - warrants to purchase debt securities ("debt warrants"); or

    - shares of our preferred stock (the "preferred stock").

The terms of the securities will be determined at the time of offering.

    We will refer to the debt securities, debt warrants and preferred stock, or any combination of those securities, proposed to be sold under this prospectus and an accompanying prospectus supplement as the "offered securities". The offered securities, together with any debt securities and preferred stock issuable upon exercise of debt warrants or conversion or exchange of other offered securities, will be referred to as the "securities".

                             PROSPECTUS SUPPLEMENT

    This prospectus provides you with a general description of the debt securities, warrants to purchase debt securities and preferred stock we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information".

    The prospectus supplement to be attached to the front of this prospectus will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us and the other specific terms related to the offering of these securities.

    For more detail on the terms of the securities, you should read the exhibits filed with our registration statement.

                         DESCRIPTION OF DEBT SECURITIES

    We may issue debt securities in one or more distinct series. This section summarizes the terms of the debt securities that are common to all series. Most of the financial terms and other specific terms of any series of debt securities that we offer will be described in a prospectus supplement to be attached to the front of this prospectus. Since the terms of specific debt securities may differ from the general information we have provided below, you should rely on information in the prospectus supplement that contradicts different information below.

    As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an "indenture". An indenture is a contract between us and a financial institution acting as trustee on your behalf. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later on page 13. Second, the trustee performs certain administrative duties for us.

    Senior securities will be issued under an indenture dated as of March 15, 1997, as supplemented from time to time (the "senior indenture"), between us and The Chase Manhattan Bank, Trustee (the "senior trustee"), and subordinated securities will be issued under an indenture dated as of March 15, 1997, as supplemented from time to time (the "subordinated indenture"), between us and Bank One Trust Company, National Association (as successor in interest to The First National Bank of Chicago), Trustee (the "subordinated trustee"). The term "trustee" refers to either the senior trustee or the subordinated trustee, as appropriate. We will refer to the senior indenture and the subordinated indenture together as the "indentures" and each as an "indenture". The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended.

    Because this section is a summary, it does not describe every aspect of the debt securities. We urge you to read the indenture that is applicable to you because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indentures. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indentures. We have filed the form of each indenture as an exhibit to a registration statement that we have filed with the SEC. See "Where You Can Find More Information" on page 2 for information on how to obtain a copy of the indentures.

PROVISIONS APPLICABLE TO BOTH THE SENIOR AND SUBORDINATED INDENTURES

GENERAL

    The debt securities will be our unsecured obligations. The senior securities will rank equally with all our other unsecured and unsubordinated indebtedness. The subordinated securities will be subordinated in right of payment to the prior payment in full of our Senior Indebtedness as described under "--Subordinated Indenture Provisions--Subordination".

    Each indenture provides that any debt securities proposed to be sold under this prospectus and the attached prospectus supplement ("offered debt securities") and any debt securities issuable upon the exercise of debt warrants or upon conversion or exchange of other offered securities ("underlying debt securities"), as well as other unsecured debt securities issued by us, may be issued under that indenture in one or more series.

    With respect to the offered debt securities and any underlying debt securities, you should read the prospectus supplement for the following terms:

       - The title of the debt securities and whether the debt securities will be senior securities or subordinated securities.

       - The total principal amount of the debt securities and any limit on the total principal amount of debt securities of the series.

       - If not the principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined.

       - The date or dates, or how the date or dates will be determined or extended, when the principal of the debt securities will be payable.

       - The interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months.

       - Any optional redemption provisions.

       - Any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities.

       - The form in which we will issue the debt securities, if other than in registered book-entry only form represented by global securities; whether we will have the option of issuing debt securities in "certificated" form; whether we will have the option of issuing certificated debt securities in bearer form if we issue the securities outside the United States to non-U.S. persons; any restrictions on the offer, sale or delivery of bearer securities and the terms, if any, upon which bearer securities of the series may be exchanged for registered securities of the series and VICE VERSA (if permitted by applicable laws and regulations).

       - If other than U.S. dollars, the currency or currencies of the debt securities.

       - Whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined.

       - The place or places, if any, other than or in addition to The City of New York, of payment, transfer, conversion and/or exchange of the debt securities.

       - If other than denominations of $1,000 or any integral multiple in the case of certificated securities in registered form and $5,000 in the case of certificated securities in bearer form, the denominations in which the offered debt securities will be issued.

       - The applicability of the provisions of article fourteen of the applicable indenture described under "defeasance" and any provisions in modification of, in addition to or in lieu of any of the provisions of that article.

       - Whether and under what circumstances we will pay Additional Amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the Additional Amounts (and the terms of this option).

       - Any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events.

       - Any changes or additions to the Events of Default or covenants contained in the applicable indenture.

       - Whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions.

       - Any other terms of the debt securities.

    For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include Additional Amounts if required by the terms of the debt securities.

    Neither indenture limits the amount of debt securities that may be issued as authorized from time to time by us. Securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the "indenture securities". Each indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See "Resignation of Trustee" on page 17. At a time when two or more trustees are acting under either indenture, each with respect to only certain series, the term "indenture securities" means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under either indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under either indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

    The indentures do not contain any provisions that give you protection in the event we issue a large amount of debt.

    We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

    We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

CONVERSION AND EXCHANGE

    If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

ADDITIONAL MECHANICS

    We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in "certificated" form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.

    We also will have the option of issuing certificated debt securities in bearer form if we issue the securities outside the United States to non-U.S. persons. In that case, the prospectus supplement will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series, and for receiving notices. The prospectus supplement will also describe the requirements with respect to our maintenance of offices or agencies outside the United States and the applicable U.S. tax law requirements.

HOLDERS OF REGISTERED DEBT SECURITIES

    BOOK-ENTRY HOLDERS. We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

    Under each indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

    As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

    STREET NAME HOLDERS. In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in "street name". Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.

    For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

    LEGAL HOLDERS. Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.

    For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

    When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

    SPECIAL CONSIDERATIONS FOR INDIRECT HOLDERS. If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

    - how it handles securities payments and notices,

    - whether it imposes fees or charges,

    - how it would handle a request for the holders' consent, if ever required,

    - whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities,

    - how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests, and

    - if the debt securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

GLOBAL SECURITIES

    WHAT IS A GLOBAL SECURITY? As noted above, we usually will issue debt securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

    Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depositary Trust Company,

New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

    A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "Special Situations When a Global Security Will Be Terminated". As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

    SPECIAL CONSIDERATIONS FOR GLOBAL SECURITIES. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

    If debt securities are issued only in the form of a global security, an investor should be aware of the following:

    - An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below.

    - An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under "Holders of Registered Debt Securities" above.

    - An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

    - An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

    - The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

    - DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.

    - Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

    SPECIAL SITUATIONS WHEN A GLOBAL SECURITY WILL BE TERMINATED. In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under "Holders of Registered Debt Securities".

    The special situations for termination of a global security are as follows:

    - if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days,

    - if we notify the trustee that we wish to terminate that global security, or

    - if an event of default has occurred with regard to debt securities represented by that global security and has not been cured or waived; we discuss defaults later under "Events of Default".

    The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

PAYMENT AND PAYING AGENTS

    We will pay interest to the person listed in the trustee's records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the "record date". Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called "accrued interest".

    We will deposit interest, principal and any other money due on the debt securities with the paying agent specified in the prospectus supplement.

    PAYMENTS ON GLOBAL SECURITIES. We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder's right to those payments will be governed by the rules and practices of the depositary and its participants, as described under "What is a Global Security?".

    PAYMENTS ON CERTIFICATED SECURITIES. We will make payments on a debt security in non-global certificated form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds (funds that become available on the day after the check is cashed).

    Alternatively, if a certificated security has a face amount of at least $10,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the paying agent appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

    PAYMENT WHEN OFFICES ARE CLOSED. If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the indentures as if they were made on the original due date. A postponement of this kind will not result in a default under any debt security or either indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day.

    BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS ON THEIR DEBT SECURITIES.

EVENTS OF DEFAULT

    You will have special rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

    WHAT IS AN EVENT OF DEFAULT? The term "Event of Default" in respect of the debt securities of your series means any of the following:

    - We do not pay the principal of, or any premium on, a debt security of the series on its due date.

    - We do not pay interest on a debt security of the series within 30 days of its due date.

    - We do not deposit any sinking fund payment in respect of debt securities of the series on its due date.

    - We remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the series.

    - We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

    - Any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.

    An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if it considers the withholding of notice to be in the best interests of the holders.

    REMEDIES IF AN EVENT OF DEFAULT OCCURS. If an Event of Default has occurred and has not been cured, the trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series.

    Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an "indemnity"). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of such right, remedy or Event of Default.

    Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

    - You must give the trustee written notice that an Event of Default has occurred and remains uncured.

    - The holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

    - The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

    - The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice.

    However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

    Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than (1) the payment of principal, any premium or interest or (2) in respect of a covenant that cannot be modified or amended without the consent of each holder.

    BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND HOW TO DECLARE OR CANCEL AN ACCELERATION.

    Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

MERGER OR CONSOLIDATION

    Under the terms of the indentures, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

    - Where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for the debt securities.

    - The merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and not been cured, as described on page 12 under "--What is an Event of Default?" A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded.

    - Under the senior indenture, no merger or sale of assets may be made if as a result any of our property or assets or any property or assets of one of our Subsidiaries would become subject to any mortgage, lien or other encumbrance unless either (i) the mortgage, lien or other encumbrance could be created pursuant to the limitation on liens covenant in the indenture (see "--Senior Indenture Provisions--Limitation on Liens" below) without equally and ratably securing the indenture securities or (ii) the indenture securities are secured equally and ratably with or prior to the debt secured by the mortgage, lien or other encumbrance.

    - We must deliver certain certificates and documents to the trustee.

    - We must satisfy any other requirements specified in the prospectus supplement.

MODIFICATION OR WAIVER

    There are three types of changes we can make to either indenture and the debt securities.

    CHANGES REQUIRING YOUR APPROVAL. First, there are changes that we cannot make to your debt securities without your specific approval. Following is a list of those types of changes:

    - change the stated maturity of the principal of or interest on a debt security;

    - reduce any amounts due on a debt security;

    - reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

    - adversely affect any right of repayment at the holder's option;

    - change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;

    - impair your right to sue for payment;

    - modify the subordination provisions in the subordinated indenture in a manner that is adverse to holders of the subordinated securities;

    - reduce the percentage of holders of debt securities whose consent is needed to modify or amend the applicable indenture;

    - reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the applicable indenture or to waive certain defaults;

    - modify any other aspect of the provisions of either indenture dealing with modification and waiver of past defaults or changes to the quorum or voting requirements of the applicable indenture or certain covenants; and

    - change any obligation we have to pay Additional Amounts.

    CHANGES NOT REQUIRING APPROVAL. The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. Nor do we need any approval to make any change that affects only debt securities to be issued under either indenture after the change takes effect.

    CHANGES REQUIRING MAJORITY APPROVAL. Any other change to either indenture and the debt securities would require the following approval:

    - If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series.

    - If the change affects more than one series of debt securities issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

    In each case, the required approval must be given by written consent.

    The same majority approval would be required for us to obtain a waiver of any of our covenants in either indenture.

    FURTHER DETAILS CONCERNING VOTING. When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

    - For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

    - For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

    - For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

    Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under "Defeasance--Full Defeasance".

    We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indentures. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within 180 days following the record date or another period that we may specify. We may shorten or lengthen this period from time to time.

    BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS OR BROKERS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE APPLICABLE INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

DEFEASANCE

    The following provisions will be applicable unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to your series of debt securities.

    COVENANT DEFEASANCE. Under current federal tax law, we can make the deposit described below and be released from some of the restrictive covenants in the indentures. This is called "covenant defeasance." In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay the debt securities. You also would be released from the subordination provisions on the subordinated securities described under "Subordinated Indenture Provisions--Subordination" on page 18. In order to achieve covenant defeasance, we must do the following:

    - We must deposit in trust for the benefit of all holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

    - We must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

    If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

    FULL DEFEASANCE. If there is a change in federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities (called "full defeasance") if we put in place the following other arrangements for you to be repaid:

    - We must deposit in trust for the benefit of all holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

    - We must deliver to the trustee a legal opinion confirming that there has been a change in current federal tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent. You would also be released from the subordination provisions on the subordinated debt securities described later under "Subordinated Indenture Provisions--Subordination" on page 18.

FORM, EXCHANGE AND TRANSFER

    If registered debt securities cease to be issued in global form, they will be issued:

    - only in fully registered form,

    - without interest coupons, and

    - unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

    Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

    Holders may exchange or transfer their certificated securities at the office of the trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

    Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder's proof of legal ownership.

    If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

    If any certificated securities are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

    If a debt security is issued as a global security, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

RESIGNATION OF TRUSTEE

    Either trustee may resign or be removed with respect to one or more series of indenture securities and a successor trustee may be appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under one of the indentures, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee, and any action described herein to be taken by the "trustee" may then be taken by each of these trustees with respect to, and only with respect to, the one or more series of indenture securities for which it is trustee.

SENIOR INDENTURE PROVISIONS--LIMITATION ON LIENS

    We covenant in the senior indenture that neither we nor any of our Subsidiaries will pledge or subject to any lien any of our or their property or assets unless the indenture securities issued under that indenture are secured by this pledge or lien equally and ratably with other indebtedness thereby secured. There are excluded from this covenant, liens created to secure obligations for the purchase price of physical property, liens of a Subsidiary securing indebtedness owed to us, liens existing on property acquired upon exercise of rights arising out of defaults on receivables acquired in the ordinary course of business, sales of receivables accounted for as secured indebtedness in accordance with generally accepted accounting principles, certain liens not related to the borrowing of money and other liens not securing borrowed money aggregating less than $500,000.

SUBORDINATED INDENTURE PROVISIONS--SUBORDINATION

    Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on subordinated securities is to be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all Senior Indebtedness, but our obligation to make payment of the principal of (and premium, if any) and interest, if any, on the subordinated securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on the subordinated securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on senior indebtedness has been made or duly provided for in money or money's worth.

    In the event that, notwithstanding the foregoing, any such payment by us is received by the subordinated trustee or the holders of any of the subordinated securities before all Senior Indebtedness is paid in full, such payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of the subordinated securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of the subordinated securities.

    By reason of this subordination, in the event of a distribution of assets upon insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated securities. The subordinated indenture provides that the subordination provisions thereof will not apply to money and securities held in trust under the defeasance provisions of the subordinated indenture.

    Senior Indebtedness is defined in the subordinated indenture as the principal of (and premium, if any) and unpaid interest on:

    - our indebtedness (including indebtedness of others guaranteed by us), whether outstanding on the date of the subordinated indenture or thereafter created, incurred, assumed or guaranteed, for money borrowed (other than the indenture securities issued under the subordinated indenture and our 8 5/8% Subordinated Debentures due 2019), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated securities, and

    - renewals, extensions, modifications and refundings of any of this indebtedness.

    If this prospectus is being delivered in connection with a series of subordinated securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

THE TRUSTEES UNDER THE INDENTURES

    The Chase Manhattan Bank and Bank One Trust Company, National Association
( as successor in interest to The First National Bank of Chicago) are two of a number of banks with which we and Deere & Company maintain ordinary banking relationships and from which we and Deere & Company have obtained credit facilities and lines of credit. The Chase Manhattan Bank also serves as trustee under other indentures under which we or Deere & Company are the obligor.
Hans W. Becherer, Chairman and a director of Deere & Company, and John R. Stafford, a director of Deere & Company, are directors of The Chase Manhattan Bank and its parent, The Chase Manhattan Corporation. Antonio Madero B., a director of Deere & Company, is a member of the International Advisory Council of The Chase Manhattan Corporation. Bank One Trust Company, National Association also serves as trustee under another indenture under which we are the obligor.

CERTAIN CONSIDERATIONS RELATING TO FOREIGN CURRENCIES

    Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

                          DESCRIPTION OF DEBT WARRANTS

    We may issue (either together with other offered securities or separately) debt warrants to purchase underlying debt securities ("offered debt warrants"). The debt warrants will be issued under warrant agreements (each a "debt warrant agreement") to be entered into between us and a bank or trust company, as warrant agent (the "debt warrant agent"), as described in the prospectus supplement.

    Because this section is a summary, it does not describe every aspect of the debt warrant agreement. We urge you to read the debt warrant agreement because it, and not this description, defines your rights as a holder of debt warrants. We have filed the form of debt warrant agreement as an exhibit to a registration statement that we have filed with the SEC. See "Where You Can Find More Information" on page 2 for information on how to obtain a copy of the debt warrant agreement.

GENERAL

    You should read the prospectus supplement for the terms of the offered debt warrants, including the following:

    - The title and aggregate number of the debt warrants.

    - The title, rank, aggregate principal amount and terms of the underlying debt securities purchasable upon exercise of the debt warrants.

    - The principal amount of underlying debt securities that may be purchased upon exercise of each debt warrant, and the price or the manner of determining the price at which this principal amount may be purchased upon exercise.

    - The time or times at which, or the period or periods in which, the debt warrants may be exercised and the expiration date of the debt warrants.

    - Any optional redemption terms.

    - Whether certificates evidencing the debt warrants ("debt warrant certificates") will be issued in registered or bearer form and, if registered, where they may be transferred and exchanged.

    - Whether the debt warrants are to be issued with any debt securities or any other securities.

    - The date, if any, on and after which the debt warrants and underlying debt securities will be separately transferable.

    - Any other terms of the debt warrants.

    If applicable, the prospectus supplement will also set forth information concerning other securities offered thereby and a discussion of federal income tax considerations relevant thereto.

    Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. No service charge will be imposed for any permitted transfer or exchange of debt warrant certificates, but we may require payment of any tax or other governmental charge payable in connection therewith. Debt warrants may be exercised and exchanged and debt warrants in registered form may be presented for registration of transfer at the corporate trust office of the debt warrant agent or any other office indicated in the prospectus supplement.

EXERCISE OF DEBT WARRANTS

    Each offered debt warrant will entitle the holder thereof to purchase the amount of underlying debt securities at the exercise price set forth in, or calculable from, the prospectus supplement relating to the offered debt warrants. After the close of business on the expiration date, unexercised debt warrants will become void.

    Debt warrants may be exercised by payment to the debt warrant agent of the applicable exercise price and by delivery to the debt warrant agent of the related debt warrant certificate, properly completed. Debt warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt by the debt warrant agent, within five business days thereafter, of the debt warrant certificate or certificates evidencing the debt warrants. Upon receipt of this payment and the properly completed debt warrant certificates at the corporate trust office of the debt warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, deliver the amount of underlying debt securities purchased upon exercise. If fewer than all of the debt warrants represented by any debt warrant certificate are exercised, a new debt warrant certificate will be issued for the unexercised debt warrants. The holder of a debt warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of underlying debt securities purchased upon exercise.

MODIFICATIONS

    There are three types of changes we can make to the debt warrant agreement and the offered debt warrants.

    CHANGES REQUIRING YOUR APPROVAL. First, there are changes that cannot be made to your debt warrants without your specific approval. Those types of changes include modifications and amendments that:

    - accelerate the expiration date;

    - increase the exercise price;

    - reduce the number of outstanding debt warrants, the consent of the holders of which is required for any such modification or amendment; or

    - otherwise materially and adversely affect the rights of the holders of the debt warrants.

    CHANGES NOT REQUIRING APPROVAL. The second type of change does not require any vote by holders of debt warrants. This type of change is limited to clarifications and other changes that would not materially and adversely affect holders of the debt warrants.

    CHANGES REQUIRING A MAJORITY VOTE. Any other change to the debt warrant agreement and the offered debt warrants requires a vote in favor by holders of debt warrants owning a majority of the principal amount of the particular series affected. Most changes fall into this category.

NO RIGHTS AS HOLDERS OF UNDERLYING DEBT SECURITIES

    Before the warrants are exercised, holders of debt warrants are not entitled to payments of principal, premium or interest, if any, on the related underlying debt securities or to exercise any other rights whatsoever as holders of the underlying debt securities.

                         DESCRIPTION OF PREFERRED STOCK

    Under our certificate of incorporation (the "certificate of incorporation"), we are authorized to adopt resolutions providing for the issuance, in one or more series, of up to 10,000 shares of preferred stock, $1.00 par value, with the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof adopted by our Board of Directors or a duly authorized committee thereof.

    Because this section is a summary, it does not describe every aspect of the preferred stock. We urge you to read our certificate of incorporation and the certificate of designations creating your preferred stock because they, and not this description, define your rights as a holder of preferred stock. We have filed our certificate of incorporation and will file the certificate of designations with the SEC. See "Where You Can Find More Information" on page 2 for information on how to obtain copies of these documents.

    The specific terms of any preferred stock proposed to be sold under this prospectus and an attached prospectus supplement will be described in the prospectus supplement.

    If so indicated in the prospectus supplement, the terms of the offered preferred stock may differ from the terms set forth below.

GENERAL

    Unless otherwise specified in the prospectus supplement relating to the offered preferred stock, each series of preferred stock will rank on a parity as to dividends and distribution of assets upon liquidation and in all other respects with all other preferred stock. The preferred stock will, when issued, be fully paid and nonassessable and holders thereof will have no preemptive rights.

    You should read the prospectus supplement relating to the preferred stock offered thereby for specific terms, including:

    - The title and stated value of the preferred stock.

    - The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock.

    - The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock.

    - The date from which dividends on the preferred stock will accumulate, if applicable.

    - The liquidation rights of the preferred stock.

    - The procedures for any auction and remarketing, if any, of the preferred stock.

    - The sinking fund provisions, if applicable, for the preferred stock.

    - The redemption provisions, if applicable, for the preferred stock.

    - Whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same).

    - Whether the preferred stock will have voting rights and the terms thereof, if any.

    - Whether the preferred stock will be listed on any securities exchange.

    - Whether the preferred stock will be issued with any other securities.

    - Any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

    Subject to the certificate of incorporation and to any limitations contained in outstanding preferred stock, we may issue additional series of preferred stock, at any time or from time to time, with the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as our Board of Directors or any duly authorized committee thereof may determine, all without further action of our stockholders, including holders of our then outstanding preferred stock.

    If applicable, the prospectus supplement will also set forth information concerning any other securities offered thereby and a discussion of the material federal income tax considerations relevant thereto.

DIVIDENDS

    Holders of preferred stock will be entitled to receive cash dividends, when, as and if declared by our Board of Directors, out of our assets legally available for payment, at the rate and on the dates set forth in the prospectus supplement. Each dividend will be payable to holders of record as they appear on our stock books on the record date fixed by our Board of

Directors. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement.

    We may not (i) declare or pay dividends (except in our stock junior as to dividends and liquidation rights to the preferred stock (the "junior stock")) or make any other distributions on any junior stock, or (ii) purchase, redeem or otherwise acquire junior stock or set aside funds for that purpose (except
(A) in a reclassification or exchange of junior stock through the issuance of other junior stock or (B) with the proceeds of a reasonably contemporaneous sale of junior stock), if there are arrearages in dividends or failure in the payment of our sinking fund or redemption obligations on any of our preferred stock and, in the case of (i) above, if dividends in full for the current quarterly dividend period have not been paid or declared on any of our preferred stock.

    Dividends in full may not be declared or paid or set apart for payment on any series of preferred stock unless (i) there are no arrearages in dividends for any past dividend periods on any series of preferred stock and (ii) to the extent that the dividends are cumulative, dividends in full for the current dividend period have been declared or paid on all preferred stock. Any dividends declared or paid when dividends are not so declared, paid or set apart in full will be shared ratably by the holders of all series of preferred stock in proportion to the respective arrearages and undeclared and unpaid current cumulative dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments that may be in arrears.

LIQUIDATION RIGHTS

    In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, the holders of each series of the preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution of assets is made to holders of any junior stock, liquidating distributions in the amount set forth in the applicable prospectus supplement plus all accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of us, the amounts payable with respect to the preferred stock are not paid in full, the holders of preferred stock of each series will share ratably in the distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the preferred stock will not be entitled to any further participation in any distribution of our assets. A consolidation or merger of us with or into any other corporation or corporations or a sale of all or substantially all of our assets will not be deemed to be a liquidation, dissolution or winding up of us.

REDEMPTION

    If so provided in the prospectus supplement, the offered preferred stock may be redeemable in whole or in part at our option at the times and at the redemption prices set forth therein.

    If dividends on any series of preferred stock are in arrears or we have failed to fulfill our sinking fund or redemption obligations with respect to any series of preferred stock, we may not purchase or redeem shares of preferred stock or any other capital stock ranking on a parity with the preferred stock as to dividends or upon liquidation, nor permit any subsidiary to do so, without in either case the consent of the holders of at least two-thirds of each series of preferred stock then outstanding; provided, however, that (1) to meet our purchase, retirement or sinking fund obligations with respect to any series of preferred stock, we may use shares of that preferred stock acquired prior to the arrearages or failure of payment and then held as treasury stock and (2) we may complete the purchase or redemption of shares of preferred stock for which a contract was entered into for any purchase, retirement or sinking fund purposes prior to the arrearages or failure of payment.

VOTING RIGHTS

    Except as indicated below or in the prospectus supplement, or except as expressly required by applicable law, the holders of the preferred stock will not be entitled to vote. As used herein, the term "applicable preferred stock" means those series of preferred stock to which the provisions described herein are expressly made applicable by resolutions of our Board of Directors.

    If the equivalent of six quarterly dividends payable on any shares of any series of applicable preferred stock are in default (whether or not the dividends have been declared or the defaulted dividends are consecutive), the number of our directors will be increased by two and the holders of all outstanding series of applicable preferred stock (whether or not dividends thereon are in default), voting as a single class without regard to series, will be entitled to elect the two additional directors until four consecutive quarterly dividends are paid or declared and set apart for payment, if the shares are non-cumulative, or until all arrearages in dividends and dividends in full for the current quarterly period are paid or declared and set apart for payment, if the shares are cumulative, whereupon all voting rights described herein will be divested from the applicable preferred stock. The holders of applicable preferred stock may exercise their special class voting rights at meetings of the stockholders for the election of directors or at special meetings for the purpose of electing directors, in either case at which the holders of not less than one-third of the aggregate number of shares of applicable preferred stock are present in person or by proxy.

    The affirmative vote of the holders of at least two-thirds of the outstanding shares of any series of preferred stock will be required (i) for any amendment of our certificate of incorporation that will adversely affect the powers, preferences or rights of the holders of the preferred stock of that series or (ii) to create any class of stock (or increase the authorized number of shares of any class of stock) that will have preference as to dividends or upon liquidation over the preferred stock of that series or create any stock or other security convertible into or exchangeable for or evidencing the right to purchase any stock of that class.

                              PLAN OF DISTRIBUTION

    We may sell the offered securities:

    - through agents;

    - to or through underwriters; or

    - directly to other purchasers.

    Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

    We (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

    In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933 (the "Act"), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Act.

    We will indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Act.

    Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

    If so indicated in the prospectus supplement relating to a particular series or issue of offered securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the offered securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

                                 LEGAL OPINIONS

    The validity of the securities will be passed upon for us by Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, and for any underwriters, dealers or agents by Brown & Wood LLP, One World Trade Center, New York, New York 10048.

                                    EXPERTS

    The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of that firm given upon their authority as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee........................................  $  660,000
Printing and engraving......................................     100,000
Legal fees and expenses.....................................     175,000
Accountants' Fees...........................................      60,000
Trustees' Fees..............................................      30,000
Blue sky fees and expenses..................................       5,000
Rating agency fees..........................................     375,000
Miscellaneous...............................................      95,000
                                                              ----------
    Total...................................................  $1,500,000
                                                              ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of Delaware authorizes registrant to indemnify its directors and officers under specified circumstances. Article twelfth of the Certificate of Incorporation of registrant provides in effect that registrant shall provide certain indemnification of its directors and officers.

    Section 145 of the General Corporation Law of Delaware also authorizes Deere & Company to indemnify persons who serve as directors or officers of registrant at the request of Deere & Company under specified circumstances.
Article seventh of the restated Certificate of Incorporation of Deere & Company provides in effect that Deere & Company shall provide certain indemnification to such persons.

    The directors and officers of the registrant are insured, under policies of insurance maintained by the registrant, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

    Section 6 of the underwriting agreement basic provisions filed as a part of exhibits 1.1 and 1.2 to this registration statement provides for indemnification of directors, officers who sign the registration statement and controlling persons of the registrant by the underwriters, and for indemnification of each underwriter and its controlling persons by the registrant, against certain liabilities. Similar provisions are contained in agreements entered into between the registrant and groups of underwriters on past occasions.

ITEM 16. LIST OF EXHIBITS.

    The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on form S-3, form S-8 or form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 EXHIBIT INDEX

         1.1               Proposed forms of terms agreement and underwriting agreement basic provisions for Debt Securities (Exhibit 1 to
                           registration statement on Form S-3 no. 33-46514*)

         1.2               Proposed forms of terms agreement and underwriting agreement basic provisions for Preferred Stock (Exhibit 1.2 to
                           registration statement on Form S-3 no. 33-65088*)

         4.1               Senior indenture dated March 15, 1997 between the registrant and The Chase Manhattan Bank (Exhibit 4.1 to registration
                           statement on Form S-3 no. 333-68355*)

         4.2               Proposed form of senior fixed rate redeemable or
                           non-redeemable note (Exhibit 4.2 to registration statement on Form S-3 no. 33-46514*)

         4.3               Subordinated indenture dated March 15, 1997 between the
                           registrant and Bank One Trust Company, National Association
                           (as successor in interest to The First National Bank of
                           Chicago) (Exhibit 4.3 to registration statement on Form S-3
                           no. 333-68355*)

         4.4               Proposed form of subordinated fixed rate redeemable or
                           non-redeemable note (Exhibit 4.4 to registration statement on Form S-3 no. 33-46514*)

         4.5               Proposed form of debt warrant agreement (including proposed form of debt warrant certificate) (Exhibit 4.6 to
                           registration statement on Form S-3 no. 33-34475*)

         5                 Opinion of Shearman & Sterling

        12                 John Deere Capital Corporation and Subsidiaries--Computation
                           of Ratio of Earnings Before Fixed Charges to Fixed Charges
                           (Exhibit 12 to Form 10-Q of registrant for the quarter ended
                           April 30, 2000; file no. 1-6458*)

        23.1               Consent of Deloitte & Touche LLP

        23.2               Consent of Shearman & Sterling (included in their opinion
                           filed as exhibit 5)

        24                 Power of Attorney (included on signature page)

        25.1               Statement of eligibility of The Chase Manhattan Bank under the Trust Indenture Act of 1939 on form T-1

        25.2               Statement of eligibility of Bank One Trust Company, National
                           Association under the Trust Indenture Act of 1939 on form
                           T-1

        99                 None

------------------------

*Incorporated by reference.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Rock Island, State of Illinois, on June 9, 2000.

                                                      JOHN DEERE CAPITAL CORPORATION

                                                      By:              /s/ R. W. LANE
                                                          -----------------------------------------
                                                                       Robert W. Lane
                                                                          CHAIRMAN

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

    EACH PERSON SIGNING BELOW ALSO HEREBY APPOINTS ROBERT W. LANE, NATHAN J. JONES AND MICHAEL A. HARRING, AND EACH OF THEM SINGLY, HIS OR HER LAWFUL ATTORNEY-IN-FACT WITH FULL POWER TO EXECUTE AND FILE ANY AMENDMENTS TO THE REGISTRATION STATEMENT, AND GENERALLY TO DO ALL SUCH THINGS, AS SUCH ATTORNEY-IN-FACT MAY DEEM APPROPRIATE TO ENABLE JOHN DEERE CAPITAL CORPORATION TO COMPLY WITH THE PROVISIONS OF THE SECURITIES ACT OF 1933 AND ALL REQUIREMENTS OF THE SECURITIES AND EXCHANGE COMMISSION.

                SIGNATURE                                 TITLE                        DATE
                ---------                                 -----                        ----
            /s/ H. W. BECHERER
    ---------------------------------       Director                           June 9, 2000
              H. W. Becherer

            /s/ JAMES W. EILER
    ---------------------------------       Director                           June 9, 2000
              James W. Eiler

           /s/ JAMES R. HESEMAN
    ---------------------------------       Director                           June 9, 2000
             James R. Heseman

           /s/ JAMES A. ISRAEL
    ---------------------------------       Director                           June 9, 2000
             James A. Israel

            /s/ J. J. JENKINS
    ---------------------------------       Director                           June 9, 2000
             John J. Jenkins

           /s/ NATHAN J. JONES
    ---------------------------------       Director, Senior Vice President    June 9, 2000
             Nathan J. Jones                and Principal Financial Officer

                SIGNATURE                                 TITLE                        DATE
                ---------                                 -----                        ----
        /s/ FERDINAND F. KORNDORF
    ---------------------------------       Director                           June 9, 2000
          Ferdinand F. Korndorf

              /s/ R. W. LANE
    ---------------------------------       Director, Chairman and Principal   June 9, 2000
              Robert W. Lane                Executive Officer

           /s/ PIERRE E. LEROY
    ---------------------------------       Director                           June 9, 2000
             Pierre E. Leroy

              /s/ M. P. ORR
    ---------------------------------       Director                           June 9, 2000
              Michael P. Orr

            /s/ JON D. VOLKERT
    ---------------------------------       Director and President             June 9, 2000
              Jon D. Volkert

           /s/ STEVEN E. WARREN
    ---------------------------------       Director, Senior Vice President    June 9, 2000
             Steven E. Warren               and Principal Accounting Officer

                                 EXHIBIT INDEX

       EXHIBIT
---------------------
         1.1            Proposed forms of terms agreement and underwriting agreement basic provisions for Debt Securities (Exhibit 1 to
                        registration statement on Form S-3 no. 33-46514*)
         1.2            Proposed forms of terms agreement and underwriting agreement basic provisions for Preferred Stock (Exhibit 1.2 to
                        registration statement on Form S-3 no. 33-65088*)
         4.1            Senior indenture dated March 15, 1997 between the registrant and The Chase Manhattan Bank (Exhibit 4.1 to registration
                        statement on Form S-3 no. 333-68355*)
         4.2            Proposed form of senior fixed rate redeemable or
                        non-redeemable note (Exhibit 4.2 to registration statement on Form S-3 no. 33-46514*)
         4.3            Subordinated indenture dated March 15, 1997 between the
                        registrant and Bank One Trust Company, National Association
                        (a successor in interest to The First National Bank of
                        Chicago) (Exhibit 4.3 to registration statement on Form S-3
                        no. 333-68355*)
         4.4            Proposed form of subordinated fixed rate redeemable or
                        non-redeemable note (Exhibit 4.4 to registration statement on Form S-3 no. 33-46514*)
         4.5            Proposed form of debt warrant agreement (including proposed form of debt warrant certificate) (Exhibit 4.6 to
                        registration statement on Form S-3 no. 33-34475*)
         5              Opinion of Shearman & Sterling
        12              John Deere Capital Corporation and Subsidiaries--Computation
                        of Ratio of Earnings Before Fixed Charges to Fixed Charges
                        (Exhibit 12 to Form 10-Q of registrant for the quarter ended
                        April 30, 2000; file no. 1-6458*)
        23.1            Consent of Deloitte & Touche LLP
        23.2            Consent of Shearman & Sterling (included in their opinion
                        filed as exhibit 5)
        24              Power of Attorney (included on signature page)
        25.1            Statement of eligibility of The Chase Manhattan Bank under the Trust Indenture Act of 1939 on form T-1
        25.2            Statement of eligibility of Bank One Trust Company, National
                        Association under the Trust Indenture Act of 1939 on
                        form T-1
        99              None

------------------------

*   Incorporated by reference.